B D O L E T T E R H E A D

Consent of Independent Registered Public Accounting Firm

Kingsway Financial Services Inc.
Itasca, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2013, relating to the consolidated financial statements and schedules of Kingsway Financial Services Inc. which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

\s\ BDO USA, LLP

Grand Rapids, Michigan
June 14, 2013